                                                                      EXHIBIT 21


CABOT CORPORATION SIGNIFICANT SUBSIDIARIES AS OF SEPTEMBER 30, 2002

NAME                                                         JURISDICTION
----                                                         ------------
Cabot International Capital Corporation                      Delaware

Cabot Canada Ltd.                                            Canada

Cabot B.V.                                                   The Netherlands

Cabot Carbon Limited                                         England

Cabot G.B. Limited                                           England